Exhibit 10.1.1

                            AMENDMENT OF LEASE

     AGREEMENT, made as of February 7, 1996, between THE
PRUDENTIAL INSURANCE COMPANY OF AMERICA, a New Jersey corporation, having an office at 213 Washington Street, Newark, New Jersey 07102 (hereinafter "Landlord"), and BROAD NATIONAL
BANK, a National Banking Association, having its principal office at 905 Broad Street, Newark, New Jersey 07102 (hereinafter
"Tenant").

                            W I T N E S S E T H
WHEREAS:

     A. Landlord and tenant entered into a written lease dated December 15, 1988 (hereinafter "Lease"), covering approximately 2,126 rentable square feet on the ground floor and approximately 2,966 rentable square feet in the first basement (hereinafter "Premises") in Landlord's building known as the Plaza Building and located at 751 Broad Street, Newark, New Jersey.

     B.   Landlord and Tenant desire to amend the Lease.

     NOW, THEREFORE, in consideration of the following mutual terms and conditions, the Lease is hereby amended as follows:

     FIRST: Subject to the provisions of Article SECOND below, effective March 1, 1996 and for the balance of the term of the Lease to December 31, 1998, Article 4. RENT of the Lease is hereby amended as follows:

     (i) Under paragraph a), the amount of the minimum annual rent shall be changed from Sixty-five Thousand Two Hundred Sixty and 80/100 Dollars ($65,260.80) to Twenty-Seven Thousand and 00/100 Dollars ($27,000.00) per annum, payable in equal monthly instalments of Two Thousand Two Hundred fifty and 00/100 Dollars ($2,250.00) per month, in advance on the 1st day of each month, without setoff or deduction whatsoever; and

     (ii) The provisions of paragraph b) covering Consumer Price
          Index ("CPI") increases in minimum annual rent shall not apply to the reduced minimum annual rent.

     SECOND: Tenant expressly understands and agrees that Landlord's agreement to reduce the minimum annual rent under Article FIRST above is subject to and conditioned upon Tenant's continuing fulfillment of the following conditions:

          (i) Broad National Bank continues to use, occupy and operate the entire Premises "as a banking institution", in accordance with the provisions of
               Article 6 of the Lease; and


     (ii) Tenant does not sublease any portion or all of the Premises, whether or not in accordance with the provisions of the Lease.

     THIRD: Except for the provisions of this First Amendment of Lease, all the terms, covenants and conditions contained in the Lease shall remain in full force and effect.

     IN WITNESS WHEREOF, this First Amendment of Lease has been executed as of the day and year first above written.

                         Landlord: THE PRUDENTIAL INSURANCE
                                      COMPANY OF AMERICA


                              By:  /s/ William Yontz
                                   William L. Yontz
                                   Vice President


                         Tenant:  BROAD NATIONAL BANK


                              By:  /s/ John A. Dorman
                                   John A. Dorman, for
                                     Donald M. Karp
                                     President
                                     Chairman of the Board
                                     Chief Executive Officer